Exhibit (n)(2)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Prospectus and to the use of our report dated December 6, 2019 with respect to the financial statement of YieldStreet Prism Fund Inc. as of November 20, 2019 in Pre-Effective Amendment No. 3 to the Registration Statement on Form N-2 (File No. 333-228959) of YieldStreet Prism Fund Inc. for the registration of 100,000,000 of its common shares.

/s/ Ernst & Young LLP

New York, New York

December 6, 2019